EXHIBIT 99.1

Lightbridge Reports Financial Results for the First Quarter of 2018 and Provides Business Update on Enfission and Other Developments

Enfission Takes Charge of Fuel Roadmap Project

Strengthens Balance Sheet for Enfission R&D Work

RESTON, VA, May 9, 2018 -- Lightbridge Corporation (NASDAQ: LTBR), a U.S. nuclear fuel technology company, today provided a business update and reported financial results for the first quarter ended March 31, 2018.

Seth Grae, President & Chief Executive Officer of Lightbridge Corporation, commented, “This has been a productive first quarter. Most notably, we announced the launch of Enfission, our 50/50 joint venture with Framatome. Since the formation of Enfission in January 2018, we have been making rapid progress. Specifically, we are working on developing a regulatory licensing plan for lead test assemblies and Enfission expects to present this plan to the U.S. Nuclear Regulatory Commission (NRC) later this year. We appreciate the ongoing support and guidance we receive from the Nuclear Utility Fuel Advisory Board members, comprised of four leading U.S. nuclear utilities. We are also making rapid progress developing analytical models for our metallic fuel technology that can be used for reactor analysis and regulatory licensing. As a result, we remain on track for Enfission to enter into a lead test rod and/or lead test assembly agreement with one of the major U.S. nuclear utilities in the 2019-2020 timeframe.”

“While other nuclear fuels in development may bring safety advantages to reactors, none can match both the significant safety advantages and the dramatic improvement to a power plant’s economics offered by the Lightbridge Fuel™ that the reactors need to compete and win against other sources of baseload power. Some of these other fuel concepts can be combined with the Lightbridge Fuel™, further enhancing the safety benefits of each technology. Lightbridge Fuel™ can also uniquely bring significant benefits on the back-end of the fuel cycle by reducing the amount of spent fuel/waste per kilowatt-hour of electricity, with the spent fuel/waste having the major positive attribute of being useless for any nuclear explosives purposes. Finally, Lightbridge Fuel™ also has advantages for extending the licensed life of reactors.”

ENFISSION R&D ADVANCEMENTS THIS QUARTER

1. Corporate governance and project management:

•	Established corporate governance and project management structure to ensure effective project control and oversight

2. Fabrication:

•	Completed and issued preliminary specifications and requests for quotation for scope on several fabrication-related tasks
•	Completed technical and commercial assessment for two suppliers
•	Identified options to be evaluated for commercial-scale fabrication process optimization

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3. Fuel Design:

•	Launched Critical Heat Flux test program
•	Completed procedures for first test rig qualification and interim inspection equipment at IFE/Halden

4. Regulatory licensing:

•	Initiated preparation of NRC regulatory licensing plan and identification of criteria for Standard Review Plan

FINANCIAL HIGHLIGHTS

“We continue to strengthen our balance sheet, and I’m pleased to report we ended the quarter with approximately $22 million of cash and cash equivalents as of March 31, 2018. This strong cash position provides us significant flexibility and the ability to fund both operations as well as activities necessary to advance the commercial designs and manufacturing of lead test rods and assemblies. As these activities progress over the next couple years, we expect Enfission to begin receiving fuel-related cash contributions from nuclear utility customers. At the same time, we are actively pursuing a variety of non-dilutive funding options, which could include meaningful grants that would help to further accelerate our commercialization timeline.”

Balance Sheet Overview

At March 31, 2018, we had cash and cash equivalents of approximately $22 million, as compared to approximately $4.5 million at December 31, 2017. The $17.5 million increase in cash and cash equivalents resulted from the sale of approximately $20.7 million of common stock and $4 million of preferred stock during the three months ended March 31, 2018. This amount of cash inflow was partially offset by net cash used in operating activities of approximately $1.9 million and cash used in investing activities of approximately $5.3 million, which consisted of cash contributions into Enfission of approximately $5.2 million which are not included in our above mentioned $22 million cash and cash equivalents balance at March 31, 2018. We used cash during the three months ended March 31, 2018 primarily to fund our research and development expenses and general and administrative expenses. We had a working capital surplus of approximately $21.3 million in Lightbridge and approximately $4.5 million of working capital surplus in Enfission to be used for future research and development activities. Stockholders' equity at March 31, 2018 was approximately $27 million compared to stockholders’ equity of approximately $5.8 million at December 31, 2017.

Operating Results – First Quarter of Fiscal 2018 Compared to First Quarter of Fiscal 2017

Net losses incurred for the three months ended March 31, 2018 and 2017 amounted to approximately $4.7 million, $1.7 million respectively. Excluding the impact of non-cash charges for financing costs (write off of the deferred financing costs asset) of approximately $1 million and the immediate vesting of the performance-based long-term stock option grants of approximately $1.1 million, net loss for the three months ended March 31, 2018 and 2017 would have been $2.6 million and $1.7 million, respectively. (See "About Non-GAAP Financial Measures" near the end of this release). For the first quarter ended March 31, 2018, total general and administrative expenses increased by $1.0 million as compared to the three months ended March 31, 2017. The increase was due to an increase in professional fees of approximately $0.3 million, due to the increased legal work in forming the Enfission joint venture and an increase in stock-based compensation of approximately $0.7 million, due to the immediate vesting of the long-term incentive stock options granted in 2017. Total stock-based compensation included in general and administrative expenses was approximately $0.8 million and $0.1 million for the three months ended March 31, 2018 and 2017, respectively. Total research and development expenses increased by $0.4 million for the three-month period ended March 31, 2018, as compared to the three months ended March 31, 2017. The increase was due to cost of employees and consultants providing services to Enfission of approximately $0.2 million and an increase in stock-based compensation of approximately $0.2 million. Total research and development expenses totaled approximately $0.9 million for the three months ended March 31, 2018 compared to $0.5 million for the three months ended March 31, 2017.

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2018 First Quarter Conference Call

Lightbridge will host a conference call on Thursday, May 10th at 11:00 a.m. Eastern Time to discuss the company's financial results for the first quarter ending March 31, 2018, as well as the Company's corporate progress, Enfission’s progress and other meaningful developments.

Interested parties can access the conference call by calling 877-407-0778 for U.S. callers, or +1-201-689-8565 for international callers. The call will be available on the Company’s website via webcast at http://ir.ltbridge.com/events.cfm. The conference call will be led by Seth Grae, President and Chief Executive Officer and other Lightbridge executives will also be available to answer questions. Questions may also be submitted in writing before or during the conference call to ir@Ltbridge.com.

A webcast will also be archived on the Company’s website and a telephone replay of the call will be available approximately one hour following the call, through 11 p.m. June 10, 2018, and can be accessed by calling: 877-481-4010 (U.S. callers) or +1-919-882-2331 (international callers) and entering conference ID: 28287.

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About Lightbridge Corporation

Lightbridge (NASDAQ: LTBR) is a nuclear fuel technology development company based in Reston, Virginia, USA. The Company develops proprietary next generation nuclear fuel technologies for current and future reactors, which significantly enhances the economics and safety of nuclear power, operating about 1000° C cooler than standard fuel. In January 2018, Lightbridge and Framatome, Inc. formed a 50-50 joint venture, Enfission, LLC, to develop, license, manufacture, and sell nuclear fuel assemblies based on Lightbridge-designed metallic fuel technology and other advanced nuclear fuel intellectual property. Enfission has the exclusive rights to this technology and is responsible for the development of manufacturing processes and fuel assembly designs for pressurized water reactors (PWRs), boiling water reactors (BWRs), water-cooled small modular reactors, and water-cooled research reactors developed around this intellectual property. PWRs and BWRs constitute the most widely used reactor types in the world. Four large electric utilities that generate about half the nuclear power in the US already advise Lightbridge on fuel development and deployment. In addition to distributions from Enfission based on the parties’ ownership interest in the joint venture, Lightbridge anticipates receiving future licensing revenues in connection with sales by Enfission of nuclear fuel incorporating its intellectual property. Lightbridge also provides comprehensive advisory services for established and emerging nuclear programs based on a philosophy of transparency, non-proliferation, safety and operational excellence. For more information please visit: www.ltbridge.com.

To receive Lightbridge Corporation updates via e-mail, subscribe at http://ir.ltbridge.com/alerts.cfm .

Lightbridge is on Twitter. Sign up to follow @LightbridgeCorp at http://twitter.com/lightbridgecorp.

Forward Looking Statements

With the exception of historical matters, the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's competitive position, the timing of demonstration testing and commercial production, the Company's entry into agreements with nuclear fuel manufacturers and the timing thereof, the potential impact of the U.S. Clean Power Plan and similar regulations, the Company's anticipated financial resources and position, the Company's product and service offerings, the expected market for the Company's product and service offerings. These statements are based on current expectations on the date of this news release and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the degree of market adoption of the Company's product and service offerings; market competition; dependence on strategic partners; demand for fuel for nuclear reactors; the Company's ability to manage its business effectively in a rapidly evolving market; as well as other factors described in Lightbridge's filings with the Securities and Exchange Commission. Lightbridge does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Investor Relations Contact:

David Waldman/Natalya Rudman

Tel. +1 855-379-9900

ir@ltbridge.com

*** tables follow ***

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Lightbridge Corporation

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$21,973,862	$4,515,398
Accounts receivable - project revenue and reimbursable project costs	-	10,400
Other receivable from joint venture	488,685	-
Prepaid expenses and other current assets	146,612	70,067
Deferred financing costs, net	-	491,168
Total Current Assets	22,609,159	5,087,033

Investment in joint venture	4,188,673	-
Other Assets
Patent costs	1,462,492	1,367,692
Deferred financing costs, net	-	491,268
Total Other Assets	1,462,492	1,858,960
Total Assets	$28,260,324	$6,945,993

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$1,291,777	$1,151,210
Total Current Liabilities	1,291,777	1,151,210
Total Liabilities	1,291,777	1,151,210

Commitments and Contingencies – Note 5

Stockholders' Equity
Preferred stock, $0.001 par value, 10,000,000 authorized shares: Convertible Series A preferred shares, 1,020,000 shares issued and outstanding at March 31, 2018 and December 31, 2017 (liquidation preference $3,142,813 and $3,088,764 at March 31, 2018 and December 2017, respectively)	1,020	1,020
Convertible Series B preferred shares, 2,666,667 and 0 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively (liquidation preference $4,046,667 at March 31, 2018)	2,667	-
Common stock, $0.001 par value, 100,000,000 authorized, 23,927,882 shares and 12,737,703 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	23,928	12,738
Additional paid-in capital	119,483,933	93,602,539
Accumulated deficit	(92,543,001)	(87,821,514)
Total Stockholders' Equity	26,968,547	5,794,783
Total Liabilities and Stockholders' Equity	$28,260,324	$6,945,993

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Lightbridge Corporation

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended
	March 31,
	2018	2017
Revenue:

Consulting Revenue	$-	$135,485

Cost of Consulting Services Provided	-	85,363

Gross Margin	-	50,122

Operating Expenses
General and administrative	2,223,590	1,208,303
Research and development	911,034	464,343
Total Operating Expenses	3,134,624	1,672,646

Other Operating Income and (Loss)
Other income from joint venture	400,343	-
Equity in loss from joint venture	(1,028,327)	-
Total Other Operating Income and Loss	(627,984)	-

Operating Loss	(3,762,608)	(1,622,524)

Other Income and (Expenses)
Interest income	23,557	-
Financing costs	(982,436)	(122,804)
Other income	-	20
Total Other Income and (Expenses)	(958,879)	(122,784)

Loss before income taxes	(4,721,487)	(1,745,308)

Income taxes	-	-

Net loss	$(4,721,487)	$(1,745,308)

Accumulated preferred stock dividend	(112,902)	(49,000)
Deemed additional dividend on preferred stock dividend due the beneficial conversion feature	(31,134)	-
Deemed dividend on issuance of Series B convertible preferred stock due to beneficial conversion feature	(2,624,836)	-

Net loss attributable to common stockholders	$(7,490,359)	$(1,794,308)

Net Loss Per Common Share,
Basic and Diluted	(0.39)	$(0.20)

Weighted Average Number of Common Shares Outstanding	19,231,578	9,138,014

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Lightbridge Corporation

Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended
	March 31,
	2018	2017
Operating Activities:
Net Loss	$(4,721,487)	$(1,745,308)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Stock-based compensation	1,273,035	229,631
Amortization of deferred financing cost	-	122,804
Write off of deferred financing costs	982,436	-
Equity in loss from joint venture	1,028,327	-
Changes in operating working capital items:
Accounts receivable - fees and reimbursable project costs	10,400	300,820
Other receivable from joint venture	(488,685)	-
Prepaid expenses and other assets	(76,545)	(84,134)
Accounts payable and accrued liabilities	140,567	78,262
Deferred lease abandonment liability	-	(42,164)
Net Cash Used In Operating Activities	(1,851,952)	(1,140,089)

Investing Activities:
Investment in joint venture	(5,217,000)	-
Patent costs	(94,800)	(42,889)
Net Cash Used In Investing Activities	(5,311,800)	(42,889)

Financing Activities:
Net proceeds from the issuance of common stock	20,722,215	2,813,160
Net proceeds from the issuance of preferred stock	3,900,001	-
Restricted cash	-	(24)
Net Cash Provided by Financing Activities	24,622,216	2,813,136

Net Increase In Cash and Cash Equivalents	17,458,464	1,630,158

Cash and Cash Equivalents, Beginning of Period	4,575,398	3,584,877

Cash and Cash Equivalents, End of Period	$21,973,862	$5,215,035

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period:
Interest paid	$-	$-
Income taxes paid	$-	$-
Non-Cash Financing Activities:
Deemed dividend on Series B convertible preferred stock due to beneficial conversion feature	$2,624,836	$-
Accumulated preferred stock dividend	$144,036	$49,000
Decrease in accrued liabilities - stock-based compensation	$-	$121,720

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About Non-GAAP Financial Measures:

This press release contains non-GAAP financial measures for earnings that excludes the expenses recorded for the immediate vesting of certain performance-based long-term stock options granted in 2017 and the write-off of the deferred offering costs asset. Net income excluding these items is not a measure of performance calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company believes the presentation of net income excluding these items is relevant and useful by enhancing the readers’ ability to understand the Company’s operating performance. The Company’s management utilizes net income excluding these items as a means to measure operating performance. The table below reconciles net loss excluding the vesting of certain performance-based long-term stock options and the write-off of the deferred offering costs asset, a non-GAAP measure, to net loss for the three months ended March 31, 2018 and 2017.

(in millions)
	3 Months Ended	3 Months Ended
	March 31,	March 31,
	2018	2017
Net Loss - Excluding Immediate Vesting of Performance-Based Options and Write-Off of the Deferred Financing Costs	(4.7)	(1.7)
Adjustments:
Write-off of the deferred financing cost asset	1.0	0.0
Immediate vesting of long-term performance-based stock options	1.1	0.0
Net Loss	(2.6)	(1.7)

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